UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 13, 2013 (August 7, 2013)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Eighteenth Amendment to Second Amended and Restated Credit Agreement

On August 7, 2013, Magnum Hunter Resources Corporation (the “Company”) entered into an Eighteenth Amendment to Second Amended and Restated Credit Agreement (the “Eighteenth Amendment”), by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto. The Second Amended and Restated Credit Agreement (the “Credit Agreement”) provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing April 13, 2016. The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company's proved crude oil and natural gas reserves and, based on such redeterminations, the borrowing base can be increased or decreased up to a maximum commitment level of $750 million.

The Eighteenth Amendment amends the Credit Agreement to, among other things,

•	Implement a new total senior debt to EBITDAX covenant set at 2.00 x EBITDAX while the total debt to EBITDAX covenant is deferred as described below;

•
defer the Company's current total debt to EBITDAX covenant for the period starting June 30, 2013 until June 30, 2014; at which time the level of debt to EBITDAX of less than 4.50 x EBITDAX will be in effect, decreasing to less than 4.25 x EBITDAX starting December 31, 2014;

•
amend the EBITDAX to interest expense covenant to no less than 2.00 x for the quarters ended June 30, 2013 and ending September 30, 2013, increasing to 2.25 x for the quarter ending December 31, 2013 and increasing to 2.50 x starting March 31, 2014 and thereafter;

•
allow for up to $32 million in investments in the Company's unrestricted subsidiary Eureka Hunter Holdings, LLC provided (a) the investments are made before December 31, 2013 and (b) the borrowing base has availability of at least $75.0 million at the time of such investment, provided that the Company may also invest in Eureka Hunter Holdings, LLC using proceeds from the sale of its common or preferred equity (with any such investments being utilized to further expand Eureka Hunter Pipeline, LLC);

•	reduce the Company's Senior Note basket to $600 million from $800 million;

•
increase the investment basket for unrestricted subsidiaries (other than Eureka Hunter Holdings, LLC) from $7.5 million to $12.5 million for the fiscal year ending December 31, 2013, after which the basket shall remain $7.5 million in any calendar year;

•
establish an acquisition and leasehold expenditures basket commencing August 1, 2013 through the Company's compliance with the financial covenants for the fiscal quarter ending June 30, 2014, which shall equal (a) $40.0 million plus (b) if at the time of and after giving effect to any such investment, availability under the borrowing base is equal to or greater than $75.0 million , (i) asset sale proceeds net of any borrowing base reduction resulting from such asset sale and (ii) the net cash proceeds from the offering of common or preferred equity securities by the Company; and

•
increase pricing by 50 basis points to LIBOR plus 250 to 325 basis points from LIBOR plus 200 to 275 basis points based on utilization until the Company demonstrates compliance with the financial covenants for the fiscal quarter ending June 30, 2014.

The Eighteenth Amendment amends certain other provisions of the Credit Agreement as set forth therein.

The foregoing description of the Eighteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Eighteenth Amendment, as well as the complete text of the Credit Agreement. The Eighteenth Amendment was filed as Exhibit 10.1 to a Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on August 9, 2013. A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on April 14, 2011. Copies of the First, Second, Third, Fourth and Fifth Amendments to the Credit Agreement were filed as Exhibits 10.1, 10.1, 10.2, 10.1 and 10.1 to Current Reports on Form 8-K filed with the SEC on July 19, 2011, August 18, 2011, October 4, 2011, December 12, 2011 and February 21, 2012, respectively. Copies of the Sixth and Seventh Amendments to the Credit Agreement were filed as Exhibits 10.1 and 10.2 to a Current Report on Form 8-K filed with the SEC on May 8, 2012. A copy of the Eighth Amendment to the Credit Agreement was filed as Exhibit 10.3 to a Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012. A copy of the Ninth Amendment to the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on August 13, 2012. Copies of the Tenth and Eleventh Amendments to the Credit Agreement were filed as Exhibits 10.1 and 10.2 to a Current Report on Form 8-K filed with the SEC on November 14, 2012. Copies of the Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth and Seventeenth Amendments to the Credit Agreement were filed as Exhibits 10.1, 10.1, 10.1, 10.1, 10.1 and 10.1 to Current Reports on Form 8-K filed with the SEC on December 7, 2012, December 21, 2012, March 1, 2013, March 22, 2013, April 8, 2013 and April 26, 2013, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1
Eighteenth Amendment to Second Amended and Restated Credit Agreement, dated August 7, 2013, by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto (incorporated by reference from the Company's Quarterly Report on Form 10-Q filed on August 9, 2013).

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: August 13, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Eighteenth Amendment to Second Amended and Restated Credit Agreement, dated August 7, 2013, by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto (incorporated by reference from the Company's Quarterly Report on Form 10-Q filed on August 9, 2013).